Ernst & Young LLP                     Suite 700
                                      3200 Beechleaf Court 27604-1064
                                      P.O. Box 40789
                                      Raleigh, North Carolina 27629-0789




September 9, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 9, 1997, of FAC Realty, Inc. and are in agreement with the statements contained in subparagraph (a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                     /s/  Ernst & Young LLP
                                                     ERNST & YOUNG LLP